UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 4, 2015

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

300 Brickstone Square, Suite 201

Andover, MA 01810

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 662-5245

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01: Completion of Acquisition or Disposition of Assets

On December 4, 2015, Sycamore Networks, Inc. (the “Company”) completed the previously disclosed sale of approximately 102 acres of undeveloped land located in Tyngsborough, Massachusetts owned by the Company (the “Tyngsborough Land”) to Princeton Tyngsborough Commons LLC (“Buyer”) pursuant to a Purchase and Sale Agreement, dated October 10, 2014, as amended on each of February 24, 2015, March 27, 2015, March 30, 2015, July 30, 2015, September 15, 2015, September 30, 2015 and October 9, 2015 (the “Purchase Agreement”), for a total purchase price of $2.5 million. Certain representations and warranties under the Purchase Agreement will survive the closing until February 29, 2016. Pursuant to the Purchase Agreement, under no circumstances will the Company be liable to Buyer for more than $75,000 in the aggregate for any breaches of such representations and warranties.

In connection with the closing of the sale of the Tyngsborough Land on December 4, 2015, certain transactions under the previously disclosed Settlement Agreement (the “Settlement Agreement”) with respect to (i) the complaint filed by Franklin Equities, LLC and FE Potash 100, LLC (together, the “Plaintiffs”), abutters of the Tyngsborough Land, in the Land Court Department of the Trial Court of the Commonwealth of Massachusetts against the Company and Charles McAnsin Associates, A Limited Partnership (the “Tyngsborough Litigation”) and (ii) certain other litigation to which the Company was not a party were consummated, including the disbursement of settlement funds to the Plaintiffs, the filing of a stipulation of dismissal of the Tyngsborough Litigation in the Land Court Department of the Trial Court of the Commonwealth of Massachusetts and the recording of the termination of a Reciprocal Easement Agreement, dated as of November 23, 1998, by and between predecessors-in-title of the Plaintiffs and the Company as owners of certain real property (including, in the case of the Company and its predecessor-in-title, several lots constituting the Tyngsborough Land) and a new easement agreement between the Company and the Plaintiffs, pursuant to which each party granted the other certain rights of use and access with respect to the Tyngsborough Land, with the Middlesex North Registry of Deeds in Middlesex County, Massachusetts.

The descriptions of the Purchase Agreement and the Settlement Agreement and the transactions contemplated thereby in this Current Report are summaries and are qualified in their entirety by reference to the complete text of such agreements, copies of which are filed as exhibits to the Company’s Current Reports on Form 8-K filed on October 17, 2014, February 26, 2015, April 1, 2015, August 4, 2015, September 17, 2015, October 5, 2015 and October 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By:	/s/ David Guerrera
David Guerrera
President, General Counsel and Secretary (Duly Authorized Officer and Principal Executive Officer)

Dated: December 8, 2015